UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2017

American Outdoor Brands Corporation

(Exact Name of Registrant as Specified in Charter)

Nevada	001-31552	87-0543688
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2100 Roosevelt Avenue

Springfield, Massachusetts

(Address of principal executive offices) (Zip Code)

(800) 331-0852

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 §CRF 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 19, 2017, our Board of Directors appointed Deana L. McPherson Chief Accounting Officer in addition to her current positions as Vice President & Corporate Controller. As a result of the appointment, Jeffrey D. Buchanan, our Executive Vice President, Chief Financial Officer, Chief Administrative Officer & Treasurer, will cease acting as principal accounting officer. Ms. McPherson, age 47, has served as our Vice President since November 2009 and Corporate Controller since June 2007. From October 2010 to December 2010, Ms. McPherson served as interim Chief Accounting Officer. Prior to joining our Company, Ms. McPherson served as Vice President of Finance for the Heavy Industrial Turbines Global Division of Wood Group PLC, a $5 billion international energy services company, from June 2006 until June 2007; Director of Finance for the Heavy Industrial Turbines Americas Division from August 2003 until June 2006; and Division Controller for the Power Division from November 2001 until August 2003. Ms. McPherson served as Accounting Manager of FiberMark, DSI, Inc. (formerly Rexam DSI, Inc.), a producer of specialty fiber-based materials in the paper and packaging industry, from November 1995 until November 2001. Ms. McPherson, a Certified Public Accountant registered with the state of Massachusetts, served as a Senior Auditor with Deloitte & Touche LLP from June 1992 until November 1995.

We did not enter into or amend any agreements with Ms. McPherson, and no compensatory grants or awards were made to Ms. McPherson in connection with her appointment as Chief Accounting Officer. There are no family relationships between Ms. McPherson and any of our directors or executive officers. There have been no transactions since the beginning of our last fiscal year, and no transactions are currently proposed, in which we were or are to be a participant and in which Ms. McPherson or any member of her immediate family had or will have any interest, that are required to be disclosed pursuant to Item 404(a) of Regulation SK.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On September 19, 2017, we held an annual meeting of stockholders to consider and vote upon the following proposals: (1) to elect directors to serve until our next annual meeting of stockholders and until their successors are elected and qualified; (2) to provide a non-binding advisory vote on the compensation of our named executive officers for fiscal 2016 (“say-on-pay”); (3) to provide a non-binding advisory vote on frequency of advisory vote on executive compensation; and (4) to ratify the appointment of Deloitte & Touche LLP, an independent registered public accounting firm, as our independent registered public accountant for the fiscal year ending April 30, 2018.

The following directors were elected at the annual meeting:

Director	Votes Cast For	Votes Withheld	Broker Non-Votes
Barry M. Monheit	28,572,074	780,434	18,417,123
Robert L. Scott	28,356,003	996,505	18,417,123
Robert H. Brust	29,067,990	284,518	18,417,123
P. James Debney	29,008,622	343,886	18,417,123
John B. Furman	28,615,678	736,830	18,417,123
Gregory J. Gluchowski, Jr.	29,018,287	334,221	18,417,123
Michael F. Golden	28,333,932	1,018,576	18,417,123
Mitchell A. Saltz	28,574,403	778,105	18,417,123
I. Marie Wadecki	28,377,050	975,458	18,417,123

Our stockholders approved the compensation of our named executive officers on a non-binding, advisory basis. The results of the vote to approve this proposal were as follows:

	Votes Cast For	Votes Cast Against	Abstentions	Broker Non-Votes
Say-on-pay proposal	28,288,313	980,436	83,759	18,417,123

Our stockholders approved the frequency of advisory votes on executive compensation on a non-binding, advisory basis. The results of the vote were as follows:

	1 Year	2 Years	3 Years	Abstain
Frequency of say-on-pay proposal	24,612,886	178,582	4,065,200	495,840

Our stockholders ratified the appointment of Deloitte & Touche LLP as our independent registered public accountants for the fiscal year ending April 30, 2018. The results of the vote to approve this proposal were as follows:

	Votes Cast For	Votes Cast Against	Abstentions	Broker Non-Votes
Ratification of Deloitte & Touche LLP as independent registered public accountants	46,505,085	1,000,093	264,453	—

Broker non-votes did not affect the outcome of any proposal voted on at the annual meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN OUTDOOR BRANDS CORPORATION

Date: September 25, 2017	By:	/s/ Jeffrey D. Buchanan
Jeffrey D. Buchanan
Executive Vice President, Chief Financial Officer, Chief Administrative Officer, and Treasurer